Exhibit 99.3

A properly completed original stock order form must be used to subscribe for common stock.
Please read the Stock Ownership Guide Instructions as you complete this form.

NorthEast Community Bancorp, Inc.

Subscription & Community Offering
Stock Order Form

STOCK ORDER **DEADLINE**	STOCK ORDER **DELIVERY**	STOCK ORDER **DELIVERY**
___day, [Expiration Date] **at _:00 p.m. Eastern Time** **(Received not postmarked)**	If By Hand Delivery (Drop Box) **NorthEast Community Bank** **Address, City, State Zipcode**	If By Overnight Delivery **xxxxxxx** **Address, City, State Zipcode, (xxx) xxx-xxxx**

(1) SHARES → _Subscription Price_ **X 10.00 =** **(2) TOTAL PAYMENTS DUE** $ → .00

Purchase Limitations (see instructions and the Prospectus)

Minimum	**Maximum**	**Maximum for associates or group**
25 shares	40,000 shares	80,000 shares
$250	$400,000	$800,000

(3) Check here if you are a NorthEast Community Bank, NorthEast Community Bancorp, MHC, or NorthEast Community Bancorp, Inc.:
☐ **EMPLOYEE, OFFICER, DIRECTOR** *or* **IMMEDIATE FAMILY MEMBER** *of such person living in the same household.*

(4) CHECK PAYMENT
Check, bank draft or money order

NorthEast Community Bank line of credit and third party checks **cannot be used for check payment.**

Payable to NorthEast Community Bancorp, Inc.

Total Check Amount Enclosed $ → .00

(5) WITHDRAWAL PAYMENT

NorthEast Community Bank retirement accounts or line of credit accounts **cannot be used for withdrawal payment.**
The undersigned authorizes withdrawal from the following account(s). There is no early withdrawal penalty for this form of payment.

Bank Use	**Account # To Withdraw** →	**Withdrawal Amount** $ →	.00
Bank Use	**Account # To Withdraw** →	**Withdrawal Amount** $ →	.00

(6) PURCHASER INFORMATION

Subscription Offering — **Check only the first box** below that applies to the purchaser(s) in Item 7.

☐ a. The purchaser had a deposit account(s) totaling $50 or more on **September 30, 2019** at NorthEast Community Bank.

☐ b. The purchaser had a deposit account(s) totaling $50 or more on **[Month] __, 2021** at NorthEast Community Bank and is not a director or officer of NorthEast Community Bank, NorthEast Community Bancorp, MHC or NorthEast Community Bancorp, Inc.

☐ c. The purchaser had a deposit account(s) at NorthEast Community Bank on **[Month] __, 2021.**

Community Offering — **Check one box below** if a, b or c does not apply to the purchaser(s) in Item 7.

☐ d. The purchaser in the community offering **RESIDES** in:
- Bronx, Kings, New York, Orange, Rockland, Sullivan or Westchester County **in NY**, or
- Essex, Middlesex, Norfolk and Suffolk County **in MA**.

Indicate county of residence here: ______

☐ e. The purchaser in the community offering **DOES NOT RESIDE** in one of the above listed counties.

Account Information - List below all NorthEast Community Bank accounts the purchaser had as of the applicable Subscription Offering eligibility date(s) as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. **Additional space on reverse side at Item 6.**

	Qualifying Account # of Purchaser	Names(s) on Account
	Qualifying Account # of Purchaser	Names(s) on Account

(7) STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information.
Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Form of Ownership (check one box and indicate SS# or Tax ID#)

☐ Individual ☐ Uniform Transfers to Minors Act (minor SS#) ☐ Business (co., corp.) **SS/Tax ID# Reporting** → ______

☐ Joint Tenants ☐ Tenants In Common ☐ Fiduciary (trust, estate) **SS/Tax ID# Other** → ______

☐ **IRA or Other Qualified Plan Order**

TTEE Tax ID# → ______-______

Owner SS# → ______-______-______

Registration
Name →
Name →

Address Street →			**Telephone** Day
City →	State →	Zip code →	Evening

(8) ASSOCIATES / ACTING IN CONCERT
☐ **(Definitions on reverse side)** Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares and/or are current owners of existing shares of NorthEast Community Bancorp. **If you checked this box, complete reverse side.**

(9) ACKNOWLEGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by NorthEast Community Bancorp, Inc. no later than _:00 p.m., Eastern Time, on [day], [month], __ 2021, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by NorthEast Community Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without NorthEast Community Bancorp, Inc.'s consent and if authorization to withdraw from deposit accounts at NorthEast Community Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. **(continued on reverse side)**

By signing below, I also acknowledge that I have read the Certification Form and Acknowledgement continued on the reverse side of this form (Item 9).

Signature →	**Date**	**Signature** →	**Date**

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NorthEast Community Bancorp, Inc.